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                                                                   EXHIBIT 10.20

WAIVER OF OBJECTION RIGHTS           Page 1


                           WAIVER OF OBJECTION RIGHTS

Whereas the Minister of National Revenue ("Minister") has reviewed the September 30, 1995, and subsequent Corporation Income Tax Returns of SmartSources.com Technologies Inc. (the "Taxpayer") in respect of the income tax treatment of the sale of certain software ("ORIGIN") to Columbia Diversified Software Fund Limited Partnership and the purchase of certain software ("FamilyWare") from FamilyWare Products Inc. and the subsequent sale of this software to EMC Communications Inc.


And whereas the Taxpayer and the Minister have agreed, subject to the Taxpayer waiving its right to object, to settle certain audit issues as outlined in the Minister's letter dated January 7, 2000 and itemized as follows:

1. The proceeds from the sale of ORIGIN software will be determined on the basis of the actual net cash received which totalled $2,095,600 in 1995, $1,823,328 in 1996 and $195,321 in 1997.
2. Capital gain reserves of $481,315 and $161,373 will be allowed for 1995 and 1996 respectively. These reserves will be reported as capital gains in the subsequent years as follows: $481,315 in 1996 and $161,373 in 1997.
3. The price of the FamilyWare software purchased will be based on the actual cash paid of $600,000.
4. The sale of the FamilyWare software in 1998 will be based on the cash received of $300,000.
5. It is agreed that any future cash received on the December, 1994 and 1995 Origin software sales will be reported as sales proceeds subject to capital gain treatment.
6. It is agreed that any future cash received on the October 1, 1998 FamilyWare software sale will be recorded as recaptured income for the next $300,000 received and as capital gains proceeds for amounts in excess of $300,000.


Now, therefore the Taxpayer waives the right to object to the Minister's reassessment of the above itemized issues for the pertinent years provided such reassessments are in accordance with the agreement outlined above.

The Taxpayer acknowledges:

1. that the provisions of subsection 165(1.2) of the Income Tax Act have been read and understood as they pertain to this agreement;
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WAIVER OF OBJECTION RIGHTS           Page 2


2. that the impact of this agreement will be binding on the Taxpayer's trustees, successors, administrators and any other person who might become liable for the taxes and interest which will ensue from the reassessment of the issues itemized above;

3. that this document is being freely and voluntarily signed; and

4. an awareness of the right to seek professional advice with respect to signing the agreement.



/s/ DARRYL CARDEY                                   January 13, 2000
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Taxpayer or Authorized Officer                     Date


This waiver has been voluntarily signed before me by Darryl Cardey who has acknowledged that he understands its nature and effect.


/s/ [ILLEGIBLE]                                     January 13, 2000
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Witness                                            Date